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                              GARDNER DENVER, INC.

                                    BYLAWS

                                   ARTICLE I

                                    OFFICES
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Section 1.1. Registered Office.  The registered office of the Corporation
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shall be at such place in the City of Wilmington, County of New Castle, State of Delaware as the Board of Directors shall from time to time designate.

Section 1.2. Other Offices.  The Corporation also may have offices at such
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other places both within and without the State of Delaware as the Board of
Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
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Section 2.1. Annual Meeting.  The annual meeting of the stockholders of
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the Corporation shall be held on a date determined by the Board of Directors.
The business to be transacted at the meeting shall be the election of directors and any other proper business as may be brought before the meeting.

Section 2.2. Special Meetings.  Special meetings of the stockholders, for
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any purpose or purposes, unless otherwise prescribed by statute, shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.3. Time and Place of Meetings.  All meetings of the stockholders
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shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware, and at such time as may be fixed by the Board of Directors and as specified in the notice of meeting.

Section 2.4. Notice of Meetings. Written notice of each annual or special
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meeting of the stockholders, stating the time, date, hour, place and, with respect to any special meeting, the purpose or purposes thereof, shall be given to each stockholder of record as of the applicable record date who is entitled to vote thereat, by mailing the same, postage prepaid, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to his or her address as it appears on the records of the Corporation.

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Section 2.5. Waiver of Notice.  Notice of any stockholders' meeting may be
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waived in writing by any stockholder either before or after such meeting, and the attendance of any stockholder at any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such stockholder of notice of such meeting.

Section 2.6. Quorum.  Except as otherwise provided by statute, the
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certificate of incorporation or these bylaws, the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

Section 2.7. Voting.  When a quorum is present at any meeting, the vote of
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the holders of a majority of the capital stock of the Corporation having voting power present in person or by proxy shall decide any question brought before such meeting, except that if the question is one upon which a different vote is required by statute, the certificate of incorporation or these bylaws, then in such case the terms of the statute, the certificate of incorporation or these bylaws shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 2.8. Director Nominations and Other Business. Subject to any rights
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of holders of shares of the Preferred Stock of the Corporation, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in elections of directors. However, any stockholder entitled to vote in election of directors may nominate one or more persons for election as director only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days prior to meeting of the stockholders called for the election of directors; provided however, that in the event that less than seventy (70) days' notice of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed to stockholders or public disclosure of the date of the meeting was made, whichever occurs first. Each notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by

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proxy at the meeting to nominate the person or persons specified in the notice,
(iii) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and shall include a consent signed by each such nominee to serve as a director of the Corporation if so elected.
The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation either by personal delivery or by United States registered or certified mail, postage prepaid, not less than sixty (60) nor more than ninety (90) days prior to the date of such meeting. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, with respect to such business, and the reasons for conducting such business at the meeting, (ii) the name and address of record of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. In the event that a stockholder attempts to bring business before an annual meeting without complying with the foregoing procedure, the chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. Nothing in this
Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any similar provision).

                                  ARTICLE III

                              BOARD OF DIRECTORS
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Section 3.1. Number; Election; Term. The number of directors which shall
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constitute the whole board shall be not less than three (3) nor more than nine (9), and the number of directors shall be determined from time to time by a majority vote of the directors in office. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director and when so fixed such number shall continue to be the authorized number of directors until changed by the Board of Directors by vote as aforesaid. The directors shall be divided into three (3) classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The

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term of office of each director shall be until the third annual meeting following his election and until the election and qualification of his successor; provided, however, that the directors first serving as Class I directors shall serve for a term expiring at the annual meeting next following December 31, 1994, the directors first serving as Class II directors shall serve for a term expiring at the second annual meeting next following December 31, 1994, and the directors first serving as Class III directors shall serve for a term expiring at the third annual meeting next following December 31, 1994. Subject to any rights of holders of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, removal from office or any other cause, shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and not by the stockholders.

Section 3.2. Powers of the Board.  The business of the Corporation shall be
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managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done exclusively by the stockholders.

Section 3.3. Quorum.  A majority of the Board of Directors shall constitute
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a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute, by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.4. Regular Meetings. A regular meeting of the Board of Directors
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shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; other regular meetings of the Board of Directors shall be held at such times and places within or without the State of Delaware as may be determined by the Board by resolution, without other notice than such resolution.

Section 3.5. Special Meetings. Special meetings of the Board of Directors
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may be held at any time within or without the State of Delaware upon call by the
Chairman of the Board or the President. Notice of such meeting shall be given to each director either by letter, telefax, telegram or in person not less than two (2) days prior to such meeting. Special meetings of the Board of Directors shall be called by the President or Secretary in like manner and on like notice on the written request of at least two (2) directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of the meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at the special Meeting or with respect to any other matter where notice is required by statute.

Section 3.6. Waiver of Notice. Notice of any meeting of the Board of
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Directors may be waived in writing by any director either before or after such meeting, and the attendance of any director at

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any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver by him or her of notice of such meeting.

Section 3.7. Directors' Consent. Unless otherwise restricted by the
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certificate of incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.

Section 3.8. Telephonic Participation at Meetings. Unless otherwise
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restricted by the certificate of incorporation or by these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.9. Committees. The Board of Directors may, by resolution passed
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by a majority of the whole board, designate one or more committees, including if they shall so determine, an Executive Committee, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power Or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution, these bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required or requested.

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Section 3.10. Compensation.  The Board of Directors is authorized to fix a
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reasonable compensation for directors and to provide a fee and reimbursement of expenses for attendance at any meeting of the directors to be paid to each director who is not otherwise a salaried officer or employee of the Corporation or any of its wholly-owned subsidiaries. Members of committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                                   OFFICERS
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Section 4.1. Officers Designated.  The Board of Directors shall elect a
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President, Treasurer and a Secretary, and in its discretion a Chairman of the
Board, one or more Vice Presidents, an Assistant Secretary, an Assistant Treasurer, and such other officers as the directors may see fit. The Chairman of the Board, if any, shall be chosen from among the directors. Any two or more offices, other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held simultaneously by the same person, but no officer shall execute, acknowledge, verify, or countersign on behalf of the Corporation any instrument in more than one capacity.

Section 4.2. Tenure of Office.  The officers of the Corporation shall be
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elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor is chosen and qualified, except in case of resignation, death or removal. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office, however created, may be filled by the Board of Directors.

Section 4.3. Chairman of the Board of Directors. The Chairman of the Board
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of Directors, if any, shall have such powers and duties as generally appertain to that office and as may be prescribed by the Board of Directors.

Section 4.4. President.  The President shall in general supervise and
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control the business and affairs of the Corporation and have such powers and duties as generally appertain to that office and as may be prescribed by the Board of Directors.

Section 4.5. Vice Presidents.  The Vice Presidents, if any, in the order
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designated by the Board of Directors, shall perform the duties of the
President in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe. In case the President and such Vice Presidents are absent or unable to perform their duties, the Board of Directors may appoint a President pro tempore.

Section 4.6. Secretary.  The Secretary shall keep the minutes of all
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meetings of the stockholders and the Board of Directors. The Secretary shall keep such books as may be required by the Board of Directors, shall have charge of the seal, minute books and stock books of the Corporation, and shall give all notices of meetings of the stockholders and of the directors, and shall have such

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other powers and duties as generally appertain to that office and as the Board of Directors may prescribe.

Section 4.7. Assistant Secretary.  The Assistant Secretary, if any, shall
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perform the duties of the Secretary in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe.

Section 4.8. Treasurer.  The Treasurer shall receive and have in his charge
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all money, bills, notes, bonds, shares in other corporations and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board of Directors. The Treasurer shall formulate and administer credit and collection policies and procedures, and shall represent the Corporation in its relations with banks and other financial institutions, subject to instructions from the Board of Directors, and shall have such other powers and duties as generally appertain to that office and as the Board of Directors may prescribe.

Section 4.9. Assistant Treasurer. The Assistant Treasurer, if any, shall
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perform the duties of the Treasurer in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe.

Section 4.10. Other Officers.  The other officers, if any, shall have such
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powers and duties as the Board of Directors may prescribe.

Section 4.11. Change in Power and Duties of Officers.  Anything in this
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Article IV to the contrary notwithstanding, the Board of Directors may, from time to time, increase or reduce the powers and duties of the respective officers of the Corporation whether or not the same are set forth in these bylaws and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

Section 4.12. Compensation.  The Board of Directors is authorized to
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determine or to provide the method of determining the compensation of officers.

Section 4.13. Bond.   Any officer, if required by the Board of Directors,
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shall give bond for the faithful performance of his duties. Any surety on such bond shall be at the expense of the Corporation.

Section 4.14. Signing Checks and Other Instruments. The Board of Directors
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is authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

Section 4.15. Authority to Transfer and Vote Securities. The Chairman of
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the Board, if any, the President, the Secretary or the Treasurer of the
Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants and other securities of another corporation owned by the Corporation and to issue the necessary powers of attorney

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for the same; and each such officer is authorized on behalf of the Corporation to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                                   ARTICLE V

                          ISSUE AND TRANSFER OF STOCK
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Section 5.1. Certificates.   Each stockholder of the Corporation shall be
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entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and Rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

Section 5.2. Facsimile Signatures. Any of or all the signatures on a
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certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.3. Lost Certificates. The Board of Directors may direct a new
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certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

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Section 5.4. Transfer of Stock.  Upon surrender to the Corporation or the
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transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.5. Fixing Record Date.  In order that the Corporation may
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determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.6. Registered Stockholders. The Corporation shall be entitled to
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treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VI

                              GENERAL PROVISIONS
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Section 6.1. Dividends.  Dividends upon the capital stock of the
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Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 6.2. Seal.  The corporate seal shall have inscribed thereon the
             ----
name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                  ARTICLE VII

                                  AMENDMENTS
                                  ----------

Section 7.1. Amendment. These bylaws may be altered, amended or repealed,
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in whole or in part, by The affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation with respect thereto at an annual or special meeting called for such purpose, except that, notwithstanding any other provisions of these bylaws or any

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provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or these bylaws, the affirmative vote of at least 80% of the Corporation's voting power shall be required to alter, amend or repeal Section 2.2, Section 3.1 or Section 7.1 of these bylaws. These bylaws also may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting; provided that any bylaw adopted by the Board of Directors may be altered, amended or repealed by the stockholders in the manner set forth above.

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